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                            EXHIBIT 99

                          PRESS RELEASE



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RELEASE DATE:                      CONTACT:
                                   --------

March 18, 1998                     Frank D. Martz
                                   Senior Vice President
                                   of Operations and Secretary
                                   (412) 758-5584


         PENNFIRST BANCORP, INC. ANNOUNCES CASH DIVIDEND
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     PennFirst Bancorp, Inc. announced today that its Board of Directors at its meeting on March 17, 1998 declared a quarterly cash dividend of $.09 on the Common Stock of PennFirst Bancorp, Inc. payable on April 24, 1998 to the stockholders of record at the close of business on March 31, 1998.

     PennFirst Bancorp, Inc. is the parent Holding Company of ESB Bank, F.S.B. and Troy Hill Federal Savings Bank.

     In announcing the scheduled cash dividend, Charlotte A. Zuschlag, President and Chief Executive Officer, noted the Company's favorable results of operations for the three months ended December 31, 1997. The Company recognized net income for the three month period ended December 31, 1997 of $1.4 million or $.27 per share. This announcement reflects the Company's policy of declaring a regular quarterly cash dividend of $.09 per share, which represents the thirtieth consecutive quarter of declaring such a dividend. This quarterly cash dividend equates to an annual cash dividend of $.36 per share.




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